UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2022

Frequency Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Charles Lindbergh Blvd.,

Mitchel Field, New York 11553

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 794-4500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	FEIM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On July 13, 2022, Frequency Electronics, Inc. (the “Company”) issued a press release announcing its financial results for the year ended April 30, 2022. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2022, Dr. Stanton Sloane and the Company mutually agreed that Dr. Sloane would resign as President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective immediately. Dr. Sloane’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

The Board of Directors of the Company appointed Dr. Thomas McClelland to serve as the Company’s Interim President and Chief Executive Officer, in addition to his existing positions and responsibilities with the Company, effective July 8, 2022. The Board of Directors of the Company, led by Gen. (ret.) Lance Lord, who was appointed as Chairman of the Board in May 2022, approved by resolution the reduction in the number of authorized directors of the Board of Directors of the Company from five to four, effective as of Dr. Sloane’s resignation from the Board of Directors of the Company. The Board of Directors is actively seeking to identify potential new candidates for Board membership.

Dr. McClelland, 67, joined the Company as an engineer in 1984 and was elected Vice President of Commercial Products in 1999. In fiscal 2011, Dr. McClelland’s title was modified to Vice President of Advanced Development to describe his expanded role in the Company. He has served as Senior Vice President and Chief Scientist since January 2020.

There are no arrangements or understandings between Dr. McClelland and any other person pursuant to which he was appointed as the Company’s Interim President and Chief Executive Officer. There is no family relationship between Dr. McClelland and any director, executive officer, or person nominated or chosen by our Company to become a director or executive officer of our Company. The Company has not entered into any transactions with Dr. McClelland that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The details of Dr. McClelland’s additional compensation to be paid in connection with his appointment as Interim President and Chief Executive Officer, if any, have not been determined as of the date hereof and will be determined by the Board of Directors of the Company at a later date.

The Company intends to conduct a search for a new President and Chief Executive Officer.

Dr. Sloane will receive the severance compensation set forth in his employment agreement, dated May 1, 2018, consistent with a termination of his employment by the Company without “cause.” A copy of Dr. Sloane’s employment agreement was filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2019. In connection with his resignation, Dr. Sloane voluntarily elected to forfeit 7,500 restricted stock units (“RSUs”) that had vested and otherwise would have been granted to him. Dr. Sloane’s unvested RSUs and stock appreciation rights automatically terminated and were cancelled pursuant to the terms of the Company’s 2005 Stock Plan and the applicable award agreements.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

99.1	Press release issued on July 13, 2022 by the Company announcing its financial results for the year ended April 30, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2022
FREQUENCY ELECTRONICS, INC. By: /s/ Steven L. Bernstein Name: Steven L. Bernstein Title: Chief Financial Officer, Secretary and Treasurer